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                                                             EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-4 of AMCON Distributing Company of our reports dated November 22, 2000, except for paragraph one of Note 1 and Note 18, for which the date is March 23, 2001, relating to the financial statements and financial statement schedule of AMCON Distributing Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Omaha, NE
November 13, 2001